   As filed with the Securities and Exchange Commission on February 11, 1997
                                                 Registration No. 333-
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                  52-1616016
  (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                   Identification Number)

       533 South Fremont Avenue
       Los Angeles, California                         90071-1798
(Address of Principal Executive Offices)               (Zip Code)


   CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC. CAPITAL ACCUMULATION PLAN
                           (Full Title of the Plan)
                            ______________________

                           Walter V. Stafford, Esq.
              Senior Executive Vice President and General Counsel
                         CB Commercial Holdings, Inc.
                           533 South Fremont Avenue
                      Los Angeles, California 90017-1798
                                (213) 613-3588
                (Name, Address and Telephone number, including
                       area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of              Amount       Proposed Maximum       Proposed           Amount of
Securities to          to be        Offering Price    Maximum Aggregate    Registration
be Registered      Registered(2)      Per Share        Offering Price         Fee(1)
----------------   -------------   ----------------   -----------------   -------------

                     610,000
Common Stock         shares             $22.75           $13,877,500         $4,205.30
---------------------------------------------------------------------------------------

(1) The registration fee has been calculated pursuant to Rule 457(h) as reported on the Nasdaq National Market on February 5, 1997.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*
------  ----------------

Item 2. Registrant Information and Employee Plan Annual Information.*
------  -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents By Reference.
------  ---------------------------------------

        The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

        1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

        2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

        3. The Registrant's Current Report on Form 8-K dated July 3, 1996 and Amendment No. 1 thereto filed with the Commission on September 16, 1996.

        4.  The Registrant's Current Report on Form 8-K dated January 30, 1997.

        5. The information with regard to the Registrant's Common Stock contained in the Form 8-A filed with the Commission, File No. 0-18525, pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendments or reports filed for the purpose of updating such information.

        6. The Registrant's annual report of its Capital Accumulation Plan on Form 11-K for the fiscal year ended December 31, 1995.


        All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
------  -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
------  --------------------------------------

        Not applicable.

Item 6. Indemnification of Officers and Directors.
------  -----------------------------------------

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify its directors, officers, employees and agents under certain circumstances. Article Sixth of the Registrant's Fourth Restated Certificate of Incorporation provides that the Registrant shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may be amended, all directors and officers of the Registrant. Article Fifth of the Fourth Restated Certificate of Incorporation further provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may be amended.

        Additionally, the Registrant maintains a policy of liability insurance to insure its officers and directors against losses resulting from wrongful acts committed by them in their capacities as officers and directors of the Registrant, including liabilities arising under applicable securities laws.

Item 7. Exemption from Registration Claimed.
------  -----------------------------------

        Not applicable.

Item 8. Exhibits.
------  --------

        See Index to Exhibits.

        The undersigned Registrant hereby undertakes that it will submit or has submitted the CB Commercial Real Estate Services Group, Inc. Capital Accumulation Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.
------  ------------

        (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints James
J. Didion and David A. Davidson his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 10th day of February, 1997.

                             CB COMMERCIAL REAL ESTATE SERVICES
                             GROUP, INC.



                             By     /s/ James J. Didion
                                ------------------------------
                                     James J. Didion
                                   Chairman of the Board
                                 and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

        Signature                 Title                Date
        ---------                 -----                ----
                             Chairman of the
                               Board, Chief
                            Executive Officer
/s/ James J. Didion            and Director      February 10, 1997
-------------------------
James J. Didion


                             Senior Executive
                             Vice President
                                and Chief
                            Financial Officer
/s/ David A. Davidson                            February 10, 1997
-------------------------
David A. Davidson
                              Executive Vice
                              President and
                                Principal
                               Accounting        February 10, 1997
/s/ Ronald J. Platisha           Officer
-------------------------
Ronald J. Platisha


/s/ Stanton D. Anderson
                                 Director        February 10, 1997
-------------------------
Stanton D. Anderson


/s/ Gary J. Beban                Director        February 10, 1997
-------------------------
Gary J. Beban


                                 Director
-------------------------
Richard C. Blum


/s/Richard C. Clotfelter         Director        February 10, 1997
-------------------------
Richard C. Clotfelter


/s/ Daniel A. D'Aniello          Director        February 10, 1997
-------------------------
Daniel A. D'Aniello


                                 Director
-------------------------
Hiroaki Hoshino


/s/ George J. Kallis             Director        February 10, 1997
-------------------------
George J. Kallis

                                 Director
-------------------------
Takayuki Kohri

                                 Director
-------------------------
Paul C. Leach


/s/ Frederic V. Malek            Director        February 10, 1997
-------------------------
Frederic V. Malek

/s/ Lawrence J. Melody           Director        February 10, 1997
-------------------------
Lawrence J. Melody

/s/ Jeffrey S. Morgan            Director        February 10, 1997
-------------------------
Jeffrey S. Morgan

                                 Director
-------------------------
Peter V. Ueberroth

                                 Director
-------------------------
Gary L. Wilson

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                               INDEX TO EXHIBITS


Ex. No.                Description
-------                -----------

4.1*     Specimen form of certificate for the Registrant's Common Stock filed as
         Exhibit 4.1 to Amendment No. 2 to the Registrant's Form S-1 Registration Statement, File No. 333-12757

5        Opinion of Karen A. Tallman, Esq.

23       Consent of Arthur Andersen LLP

25       Powers of Attorney (reference is hereby made to page 6)

____________________
*   Incorporated by reference.